PAGE 1
                                                               Exhibit 10.4
                               CSX CORPORATION
                      DIRECTORS CHARITABLE GIFT PROGRAM
                      as amended as of December 9, 1992
PLAN OVERVIEW

         The Directors Charitable Gift Program provides an opportunity for CSX Corporation and the Directors to jointly participate in a program of charitable giving. Under the plan, with certain limitations, each Director has the ability to designate large contributions to various charities of his or her choice.

         The plan is designed such that there is no current tax cost to the Directors and no long-term cost to CSX Corporation. In addition, the plan generates a positive public relations image for the Company and public recognition to the Directors for their personal achievement through their own philanthropy.

HOW THE PLAN WORKS

         The Directors Charitable Gift Program works as follows:

         - Upon the death of a Director who is a participant in the plan, CSX makes tax-deductible charitable contributions totaling $1,000,000 on the Director's behalf to the charity or charities selected by the Director.

         - $100,000 will be paid upon the Director's retirement. The balance of $900,000 will be paid in annual increments of $100,000 commencing on the Director's death.

         - The charitable donations will be funded by corporate-owned life insurance on the Director's life. CSX is the owner and beneficiary of the policy.

         - CSX pays the premiums. At the death of the Director, CSX receives tax-free benefits.

ADMINISTRATION OF THE PLAN

         The plan shall be administered by the Organization and Corporate Responsibility Committee of the Board (the "Committee") in consultation with the Chairman of the Board and the Chief Executive Officer.

         The Committee shall have full power and authority to adopt, alter and repeal any administrative rules, regulations and practices governing the operation of the plan as it shall deem advisable and to interpret the terms and provisions of the plan. All decisions, interpretations or resolutions of the Committee shall be conclusive and binding on all interested parties.

ELIGIBILITY

         Participation in the plan is discretionary and determined by the Committee. No Director shall be a participant in the plan until he or she has completed five years of service as a Director.
                                    - 1 -



         PAGE 2

BENEFITS

         Upon the death of a Director currently serving on the CSX Board or retired from the Board who is a plan participant, CSX will make contributions to the designated charity or charities totaling $1,000,000.

DESIGNATION OF CHARITABLE ORGANIZATION

         - Each Director may designate up to five charities as donees of the $1,000,000 contribution to be made by CSX for filing with the Corporate Secretary of CSX a written designation in a form approved by the Committee. The Director's designation shall be confirmed in writing by the Corporate Secretary after approval by the Committee.

         - In addition to the designation, the Director shall make a determination as to the amount awarded to each charity. The minimum single award amount is $100,000.

         - $100,000 will be paid upon the Director's retirement. The balance of $900,000 will be paid in annual increments of $100,000 commencing on the Director's death.

         - Each such charity designated as a donee must be a tax-exempt organization qualified as such under Section 501(c)(3) of the Internal Revenue Code, as amended consistent with CSX Corporation guidelines for charitable gifts.

         - CSX shall send each designated charity a written notification of such designation on a form approved by the Committee unless directed otherwise by the donor Director.

         - Prior to death, the designation of a charity or an award amount may be revoked or changed by the Director at any time by filing a new written designation form with the Corporate Secretary, who will confirm the new designation in writing after approval by the Committee.

AMENDMENT AND DISCONTINUANCE

         CSX may at any time amend, suspend or discontinue the plan.

CHANGE IN CONTROL

         In the event of a Change in Control as defined herein, donations to charities or other non-profit organizations contemplated hereby may be made as the Committee may determine as of the date of such Change In Control and then paid on such basis and in such form as the Committee may prescribe.







                                    - 2 -



         PAGE 3

         "Change of Control" shall mean any of the following:

         (i) The acquisition, other than from CSX Corporation, by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of CSX or the combined voting power of the then outstanding voting securities of CSX entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by CSX or any of its subsidiaries, or any employee benefit plan (or related trust) of CSX or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of CSX immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of CSX or the combined voting power of the then outstanding voting securities of CSX entitled to vote generally in the election of directors, as the case may be; or

         (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by CSX Corporation's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of CSX (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

         (iii) Approval by the stockholders of CSX of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of CSX immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of CSX or of its sale or other disposition of all or substantially all of the assets of CSX.

EFFECTIVE DATE

         The effective date of the plan, as amended, is December 9, 1992.

                                    - 3 -